UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 18, 2017

FB Financial Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 Commerce Street, Suite 300, Nashville, TN	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(615) 564-1212

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for company with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[X]

ITEM 5.07.                Submission of Matters to a Vote of Security Holders

         On May 18, 2017, FB Financial Corporation (the “Company”) held its Annual Meeting of Shareholders.  At the Annual Meeting, the Company’s shareholders voted on the election of directors and elected the directors listed below.  The final results of this vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William F. Andrews	22,783,298	69,599	0
J. Jonathan Ayers	22,021,568	831,329	0
James W. Ayers	21,995,145	857,752	0
Agenia Clark	22,825,821	27,076	0
James L. Exum	22,825,926	26,971	0
Christopher T. Holmes	22,090,650	762,247	0
Orrin H. Ingram	22,202,511	650,386	0
Stuart C. McWhorter	22,202,511	650,386	0
Emily J. Reynolds	22,826,176	26,721	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB Financial Corporation
(Registrant)

Date:	May 19, 2017
		By:	/s/ James R. Gordon
James R. Gordon
Chief Financial Officer